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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the incorporation by reference in this registration statement of our report included in ATMI, Inc.'s Form 10-K for the year ended December 31, 2000, and all references to our Firm included in this registration statement. We also consent to the application of our report to the schedule included in that Form 10-K labeled "Valuation and Qualifying Accounts" as of the date and period covered by our report.



                                    /s/ Rath, Anders, Dr. Wanner & Partner



                                    /s/ Dipl. - Kfm. Kabisch
                                          Vereidigter Buchprufer



                                    /s/ Dipl. - Kfm. Metzler
                                          Wirtschaftsprufer


Munich, Germany
January 4, 2002